Exhibit 95
Mine Safety Disclosures

The Company owned or operated mines during the year ended December 31, 2024. The Financial Reform Act ("Dodd-Frank") requires us to disclose in our periodic reports filed with the SEC, specific information about each of our mines comprised of notices, violations, and orders1 made by the Federal Mine Safety and Health Administration pursuant to the Federal Mine Safety and Health Act of 1977.
The following table is a summary of the reportable information required for our mines that operated during the year ended December 31, 2024:

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)		Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Asa (4104399)	1	—	—	—	—	$4,279		—	No	No	—	—	—
Cottonwood (4104553)	1	—	—	—	—	$574		—	No	No	—	—	—
Kimball Bend (4105462)	—	—	—	—	—	$—	3	—	No	No	—	—	—
Academy (4105537)	—	—	—	—	—	$—		—	No	No	—	—	—
Paradise (4103253)	—	—	—	—	—	$441		—	No	No	—	—	—
Indian Village (1600348)	—	—	—	—	—	$—		—	No	No	—	—	—
Rye (4102547)	—	—	—	—	—	$161		—	No	No	—	—	—
Pearl River 1725 (1601334)	—	—	—	—	—	$—		—	No	No	—	—	—
Eaves Loop (1601589)	—	—	—	—	—	$147		—	No	No	—	—	—
Moody (4105304)	—	—	—	—	—	$147		—	No	No	—	—	—
Cameron 1336 (1) (4104482)	—	—	—	—	—	$749		—	No	No	—	—	—
Bouse Junction (3401828)	1	—	—	—	—	$1,523		—	No	No	—	—	—
Diamond 1885 (3401660)	—	—	—	—	—	$147		—	No	No	—	—	—
Shamrock (4104758)	1	—	—	—	—	$221		—	No	No	—	—	—
Adams Claim (2600668)	2	—	—	—	—	$1,577		—	No	No	—	—	—
Cyril HG #2 (3401364)	—	—	—	—	—	$294		—	No	No	—	—	—
Cyril 1883 HG #5 (3401964)	1	—	—	—	—	$1,302		—	No	No	—	1 [7]	1 [7]
Ludwig (2602775)	—	—	—	—	—	$—		—	No	No	—	—	—
Ft Stockton (4104943)	—	—	—	—	—	$—		—	No	No	—	—	—
Orla (4104958)	—	—	—	—	—	$147		—	No	No	—	—	—
Stanton (4105067)	—	—	—	—	—	$—		—	No	No	—	—	—

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)		Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Seven Points (4104495)	—	—	—	—	—	$147		—	No	No	—	—	—
Seattle 1890 (4503239)	—	—	—	—	—	$907		—	No	No	—	—	—
Marianna Quarry (0801267)	—	—	—	—	—	$147		—	No	No	—	—	—
Wills Point Lester (4104071)	—	—	—	—	—	$147		—	No	No	—	—	—
Boulder (0504415)	10	—	—	—	—	$42,275		—	No	No	—	—	—
Brooklyn (1200254)	14	—	—	—	—	$27,645		—	No	No	—	—	—
Brooks (1500187)	—	—	—	—	—	$147		—	No	No	—	—	—
Erwinville (1600033)	—	—	—	—	—	$—		—	No	No	—	—	—
Frazier Park (0400555)	6	—	—	—	—	$4,337		—	No	No	—	—	—
Livingston (0100034)	—	—	—	—	—	$—		—	No	No	—	—	—
Streetman (4101628)	1	—	—	—	—	$441	4	1	No	No	—	—	—
Ferris Malloy Bridge (4102946)	—	—	—	—	—	$—		—	No	No	—	—	—
Smithville (4105621)	—	—	—	—	—	$308		—	No	No	—	—	—
Kitsap (4503363)	—	—	—	—	—	$—		—	No	No	—	—	—
Laurel Aggregates (3608891)	—	—	—	—	—	$2,091		—	No	No	1 [7]	—	—
Winn - Clarksville (4003094)	—	—	—	—	—	$147		—	No	No	—	—	—
Winn - GRQ (1519561)	—	—	—	—	—	$294		—	No	No	—	—	—
Easterly Plant 10 (1601571)	—	—	—	—	—	$735		—	No	No	—	—	—
Amite Plant 14 (1601578)	—	—	—	—	—	$588		—	No	No	—	—	—
Devall Plant 19 (1601602)	2	—	—	—	—	$772		—	No	No	—	—	—
Deridder Plant 20 (1601580)	—	—	—	—	—	$—	3	—	No	No	—	—	—
JJJ Plant 24 (1601590)	2	—	—	—	—	$467		—	No	No	—	—	—
Hattiesburg Plant 28 (2200823)	1	—	—	—	—	$368		—	No	No	—	—	—
Goss Plant 29 (2200812)	—	—	—	—	—	$—		—	No	No	—	—	—
Pearl River Plant 30 (1601506)	1	—	—	—	—	$441		—	No	No	—	—	—
River Agg Hwy 242 Plant (4105046)	1	—	—	—	—	$751		—	No	No	—	—	—

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)		Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)		Legal Actions Resolved During Period (#)
River Agg Rye Plant 33 (4105364)	2	—	—	—	—	$772		—	No	No	—	—		—
Northern Pit (0203296)	1	—	—	—	—	$452		—	No	No	—	—		—
Queen Creek Plant 1 (0202821)	—	—	—	—	—	$—		—	No	No	—	—		—
Queen Creek Plant 3 (0202663)	—	—	—	—	—	$—		—	No	No	—	—		—
Eagle Mountain Quarry (0203146)	—	—	—	—	—	$147	3	—	No	No	—	—		—
New Coolidge (0203338)	2	—	—	—	—	$1,419	3	—	No	No	—	1	6,8	—
Old Coolidge (0203192)	—	—	—	—	—	$—		—	No	No	—	—		—
Peoria Pit (0203359)	1	—	—	—	—	$862		—	No	No	—	1	6,8	—
Rio Abajo (4105741)	—	—	—	—	—	$—		—	No	No	—	—		—
San Tan #1 (0203493)	—	—	—	—	—	$147		—	No	No	—	—		—
Canal Point (0801379)	—	—	—	—	—	$147		—	No	No	—	—		—
Shaw Coolidge (0203519)	—	—	—	—	—	$—		—	No	No	—	—		—
Nichols Pit (0202372)	4	—	—	—	—	$1,470	2	—	No	No	—	—		—
Beaver Run Quarry (2800756)	—	—	—	—	—	$—		—	No	No	—	—		—
Archbald Quarry (3610430)	—	—	—	—	—	$294		—	No	No	—	—		—
Summitt Quarry (3610213)	2	—	—	—	—	$662		—	No	No	—	—		—
Oldwick Quarry (2800012)	—	—	—	—	—	$—		—	No	No	—	—		—
Bound Brook Quarry (2800015)	—	—	—	—	—	$—		—	No	No	—	—		—

1	Significant and Substantial (S&S) citations are reported on this form. Non-S&S citations are not reported on this form but any assessments resulting from non-S&S citations are reported.
2	Proposed penalty amounts are pending regarding S&S and non-S&S citation(s) issued during the reporting period.
3	Proposed penalty amounts are pending regarding non-S&S citation(s) issued during the reporting period.
4	Proposed penalty amounts are pending regarding S&S citation(s) issued during the reporting period.
5	Proposed penalty amounts are pending regarding 107(a) order(s) issued during the reporting period.
6	Contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700.
7	Complaint of discharge, discrimination, or interference referenced in Subpart E of 29 CFR part 2700.
8	Contests of citations and orders referenced in Subpart B of 29 CFR Part 2700.